Exhibit 10.4

FORM OF
RESTRICTED SHARES AGREEMENT
EXECUTIVE

This AGREEMENT (the “Agreement”) is made as of                , 200   (the “Date of Grant”) by and between GEORGIA GULF CORPORATION, a Delaware corporation (the “Company”), and                         (the “Grantee”).

1.                 Grant of Restricted Shares.   Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2002 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Grantee as of the Date of Grant           Restricted Shares.  The Restricted Shares shall be fully paid and nonassessable.

2.                 Restrictions on Transfer of Restricted Shares.   The Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3.  Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

3.                 Vesting of Restricted Shares.

a)               On each anniversary of the Date of Grant, a number of Restricted Shares equal to thirty-three and one-third percent (331/3) multiplied by the initial number of Restricted Shares specified in this Agreement shall become nonforfeitable on a cumulative basis until all of the Restricted Shares have become nonforfeitable, subject to the Grantee’s remaining in the continuous employ of the Company.  For purposes of this Agreement, Grantee’s employment with the Company will be deemed to have ceased as of the last day worked.  In the case of a Grantee’s receiving short-term disability benefits, employment will be deemed to have ceased on the last day for which such short-term benefits are paid.

b)              Notwithstanding the provisions of Section 3(a), all of the Restricted Shares shall immediately become nonforfeitable in the event of a Change in Control.

4.                 Forfeiture of Restricted Shares.   Subject to Section 3(b), and except as the Compensation Committee may determine on a case-by-case basis, any Restricted Shares that have not theretofore become nonforfeitable shall be forfeited if the Grantee ceases to be continuously employed by the Company at any time prior to the applicable vesting date.

5.                 Dividend, Voting and Other Rights.   Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares.

6.                 Retention of Restricted Shares by the Company.   The Restricted Shares shall be released to the Grantee by the Company’s transfer agent (currently EquiServe) at the direction of the Company.  At such time as the Restricted Shares become nonforfeitable as specified in this Agreement, upon satisfaction of the taxes and withholding obligations set out in Section 8, the Company shall direct the transfer agent to forward all such nonforfeitable Restricted Shares to the Grantee except in the event that the Grantee has notified the Company of his or her election to satisfy the taxes and withholding obligations by surrender of a portion of such shares, the transfer agent will be directed to forward the remaining balance of shares after the amount necessary for such taxes and withholding has been deducted.

7.                 No Employment Contract.   Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

8.                 Taxes and Withholding.   If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any Restricted Shares or other amounts pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.  The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the nonforfeitable shares of Common Stock that are issued or transferred to the Grantee hereunder, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.

9.                 Compliance with Law.   The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

10.          Relation to Other Benefits.   Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

11.          Amendments.   Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

12.          Severability.   In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13.          Relation to Plan.   This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this grant.

14.          Successors and Assigns.   The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

15.          Governing Law.   The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

16.          Notices.   Any notice to the Company provided for herein shall be in writing to the Company, marked Attention:  Vice President—General Counsel and Secretary, and any notice to the Grantee shall be addressed to said Grantee at his or her address currently on file with the Company.  Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

GEORGIA GULF CORPORATION

By:
Vice President

Grantee